UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 20, 2009

Viad Corp
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1850 N. Central Avenue, Suite 800, Phoenix, Arizona		85004-4545
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(602) 207-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As of November 20, 2009, Viad Corp (the "Company") amended its Amended and Restated Credit Agreement dated as of June 15, 2006, (the "Credit Facility") with the lenders named in the agreement and JPMorgan Chase Bank, National Association, as Administrative Agent (the "Amendment No. 2 to Credit Facility"). The amendment reduced the facility level from $150 million to $75 million (with a borrower's option to seek expansion of the facility level up to $125 million), tightened the limitation on the use of the Company's capital for common stock repurchases and acquisitions, revised the fixed-charge coverage and leverage ratios and added a $50 million minimum liquidity covenant. Although the Amendment No. 2 to Credit Facility provides greater limitations on the use of the Company's capital and borrowings under the Credit Facility, such limitations are not expected to have a significant impact on the operations or business of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99.1 – Copy of Amendment No. 2 to Amended and Restated Credit Agreement dated as of June 15, 2006, effective as of November 20, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viad Corp

November 24, 2009	By:	/s/ G. Michael Latta

Name: G. Michael Latta
Title: Vice President - Controller (Chief Accounting Officer and Authorized Signer)

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Exhibit Index

Exhibit No.	Description

99.1	Copy of Amendment No. 2 to Amended and Restated Credit Agreement dated as of June 15, 2006, effective as of November 20, 2009.